Exhibit 99.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

April 2, 2014

To:	Cheetah Mobile Inc.
12/F, Fosun International Center Tower
No. 237 Chaoyang North Road
Chaoyang District, Beijing 100022
People’s Republic of China

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We act as the PRC counsel to Cheetah Mobile Inc. (formerly known as Kingsoft Internet Software Holdings Limited, the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company’s Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), each representing Class A ordinary shares of the Company, and (ii) the Company’s proposed listing of its ADSs on the New York Stock Exchange or NASDAQ Global Market.

A.	Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Companies and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

(i)	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

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(ii)	Each of the parties to the Documents, other than the PRC Companies, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation;

(iii)	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(iv)	All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

(a)	“CSRC” means China Securities Regulatory Commission;

(b)	“Governmental Agency” means any competent government authorities, courts or regulatory bodies of the PRC;

(c)	“Governmental Authorization” means all approvals, consents, permits, authorizations, filings, registrations, exemptions, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Governmental Agencies;

(d)	“M&A Rules” mean the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and was further amended on June 22, 2009;

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(e)	“PRC Companies” mean Zhuhai Juntian Electronic Technology Co., Ltd. (珠海市君天电子科技有限公司), Beijing Kingsoft Internet Security Software Co., Ltd. (北京金山安全软件有限公司), Conew Network Technology (Beijing) Co., Ltd. (可牛网络技术(北京)有限公司), Beijing Antutu Technology Co., Ltd. (北京安兔兔科技有限公司), Beike Internet (Beijing) Security Technology Co., Ltd. (贝壳网际(北京)安全技术有限公司), Guangzhou Kingsoft Network Technology Co., Ltd. (广州金山网络科技有限公司), Beijing Kingsoft Network Technology Co., Ltd. (北京金山网络科技有限公司) and Beijing Conew Technology Development Co., Ltd. (北京可牛科技发展有限公司);

(f)	“PRC Laws” mean all applicable laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available as of the date of this opinion in the PRC;

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

Based on our understanding of the explicit provisions under the PRC Laws as of the date hereof, we believe that since (a) CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like the Company under this Registration Statement are subject to M&A Rules and (b) Zhuhai Juntian Electronic Technology Co., Ltd. (珠海市君天电子科技有限公司) and Conew Network Technology (Beijing) Co., Ltd. (可牛网络技术(北京)有限公司) were established by means of direct investment rather than by merger or acquisition by the Company of the equity interest or assets of any “domestic company” as defined under the M&A Rules, and no explicit provision in the M&A Rules classifies the contractual arrangements between the applicable PRC Companies as a type of acquisition transaction falling under the M&A Rules, the Company is not required to obtain the approval from CSRC under the M&A Rules. However, substantial uncertainties still exist as to how the M&A Rules will be interpreted and implemented and this Opinion summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. Furthermore, there can be no assurance that the Government Agencies will ultimately take a view that is consistent with our opinion stated above. If it is determined that the CSRC approval is required for the Offering, the Company may face sanctions by the CSRC or other Governmental Agencies for failure to seek the CSRC approval for the Offering.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.	Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

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iii.	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iv.	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

v.	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

vi.	This opinion is intended to be used in the context which is specifically referred to herein.

vii.	As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ Han Kun Law Offices
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